          NUMBER                                                 UNITS
        U


                            CASULL ARMS CORPORATION


       See Reverse For                                        148726 20 1
     Certain Definitions


       UNITS CONSISTING OF ONE SHARE OF COMMON STOCK AND ONE WARRANT TO
                      PURCHASE ONE SHARE OF COMMON STOCK


This Certifies that:



is the owner of                                                          Units


    Each Unit ("Unit") consists of one (1) share of common stock, par value $.01 per share ("Common Stock"), of Casull Arms Corporation, a Delaware corporation (the "Company"), and one (1) Redeemable Common Stock Purchase Warrant ("Warrant") each to purchase one (1) share of Common Stock for $6.00 per share (subject to adjustment) until 5:00 p.m., New York City Time, on
January   , 2003 the "Expiration Date"). The Common Stock and Warrants
comprising the Units represented by this certificate are not transferable separately prior to the date National Securities Corporation ("National") may determine, provided, however, that such determination shall not be made prior to the delivery of the Company's audited financial statements to National which reflect the receipt of the proceeds of the Company's initial public offering. The terms of the Warrants are governed by a Warrant Agreement dated
as of January   , 1998 the "Warrant Agreement") between the Company, National and Continental Stock Transfer & Trust Company, as Warrant Agent (the "Warrant Agent"), and are subject to the terms and provisions contained therein all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file
at the office of the Warrant Agent at              and are available to any
Warrant holder on written request and without cost. The Warrant shall be void unless exercised before 5:00 p.m., New York City Time on the Expiration Date.

    This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar of the Company.



DATED                                              CASULL ARMS CORPORATION

/s/ Richard J. Casull           [SEAL]             /s/ Allan R. Tessler

Chief Executive Officer                            Chairman of the Board
and Assistant Secretary

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                            CASULL ARMS CORPORATION

    The Corporation will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

    The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -- as tenants in common        UNIT GIFT MIN ACT--______Custodian_______
TEN ENT -- as tenants by the entireties                   (Cust)         (Minor)
JT TEN  -- as joint tenants with right           under Uniform Gifts to Minors
           of survivorship and not as            Act_______________
           tenants in common                            (State)


Additional abbreviations may also be used though not in the above list.

For Value Received, ___________________ hereby sell, assign and transfer unto

Please Insert Social Security or Other
   Identifying Number of Assignee



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     Please print or typewrite name and address. including zip code, of assignee.

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------------------------------------------------------------------------ Shares
of the Units represented by the within Certificate, and do hereby irrevocably constitute and appoint

----------------------------------------------------------------------- Attorney
to transfer the said shares on the books of the within named Corporation with full power of substitution in the premises.


Dated,
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                                  --------------------------------------------
                          NOTICE: The signature to this assignment must
                                  correspond with the name as written upon the face of the Certificate in every particular without alteration or enlargement or any change whatever.